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                                                                    EXHIBIT 23.c

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data of Harris & Jeffries" and to the use of our report dated April 24, 2000 (except for Note 8, as to which the date is July 19, 2000), with respect to the financial statements of Harris & Jeffries, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Conexant Systems, Inc. for the registration of 2,727,000 shares of its common stock.

                                    /s/ Ernst & Young LLP

Boston, Massachusetts
August 11, 2000